THE MONTANA POWER COMPANY


                                  TO


                     MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK

             (formerly Guaranty Trust Company of New York)


                                  AND


                             P.J. CROWLEY

            (successor to Arthur E. Burke, Karl R. Henrich,
                     H. H. Gould and R. Amundsen),


                     As Trustees under The Montana
                     Power Company's Mortgage and
                      Deed of Trust, dated as of
                            October 1, 1945




                  SEVENTEENTH SUPPLEMENTAL INDENTURE

                  Providing, among other things, for
              First Mortgage Bonds, 5.90% Series due 2023



                     Dated as of December 1, 1993

                  SEVENTEENTH SUPPLEMENTAL INDENTURE






           SEVENTEENTH SUPPLEMENTAL INDENTURE, dated as of December 1, 1993, between THE MONTANA POWER COMPANY, a corpo-ration of the State of Montana (successor by merger to The Montana Power Company, a corporation of the State of New Jersey), whose post office address is 40 East Broadway, Butte, Montana 59701 (hereinafter sometimes called the Company), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a corporation of the State of New York (formerly Guaranty Trust Company of New York), whose post office address is 60 Wall Street, New York, N.Y. 10260 (hereinafter sometimes called the Corporate Trustee) and P.J. CROWLEY (successor to Arthur E. Burke, Karl R. Henrich, H. H. Gould and R. Amundsen), whose post office address is 22 Wayne Street, Montvale, N.J. 07645 (said P.J. Crowley being hereinafter sometimes called the Co-Trustee, and the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the Trustees), as Trustees under the Mortgage and Deed of Trust, dated as of October 1, 1945 (hereinafter called the Mortgage and, together with any indentures supplemental thereto, hereinafter sometimes called the Indenture), which Mortgage was executed and delivered by The Montana Power Company, a corporation of the State of New Jersey (hereinafter sometimes called the Company-- New Jersey) to Guaranty Trust Company of New York and Arthur E. Burke, to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this instrument (hereinafter called the Seventeenth Supplemental Indenture) being supplemental thereto;

           WHEREAS, the Mortgage was or is to be recorded in the official records of various counties in the states of Montana and Wyoming, which counties include or will include all counties in which this Seventeenth Supplemental Indenture is to be recorded; and

           WHEREAS, by the Mortgage, the Company--New Jersey covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Indenture and to make subject to the lien of the Indenture any property thereafter acquired, made or constructed and intended to be subject to the lien thereof; and

           WHEREAS, the Company--New Jersey executed and delivered to the Trustees its First Supplemental Indenture, dated as of May 1, 1954 (hereinafter called the First Supplemental Indenture);
its Second Supplemental Indenture, dated as of April 1, 1959 (hereinafter called the Second Supplemental Indenture); and

           WHEREAS, the Company--New Jersey was merged into the Company on November 30, 1961, and to evidence the succession of the Company to the Company--New Jersey and the assumption by the Company of the covenants and conditions of the Company--New Jersey in the bonds and in the Indenture contained and to enable the Company to have and exercise the powers and rights of the Company--New Jersey under the Indenture in accordance with the terms thereof, the Company executed and delivered to the Trustees its Third Supplemental Indenture, dated as of November 30, 1961 (hereinafter called the Third Supplemental Indenture); and

           WHEREAS, the Company executed and delivered to the Trustees its Fourth Supplemental Indenture, dated as of April 1, 1970 (hereinafter called the Fourth Supplemental Indenture); its Fifth Supplemental Indenture, dated as of April 1, 1971 (hereinafter called the Fifth Supplemental Indenture); its Sixth Supplemental Indenture, dated as of March 1, 1974 (hereinafter called the Sixth Supplemental Indenture); its Seventh Supplemental Indenture, dated as of December 1, 1974 (hereinafter called the Seventh Supplemental Indenture); its Eighth Supplemental Indenture, dated as of July 1, 1975 (hereinafter called the Eighth Supplemental Indenture); its Ninth Supplement-al Indenture, dated as of December 1, 1975 (hereinafter called the Ninth Supplemental Indenture); its Tenth Supplemental Indenture, dated as of January 1, 1979 (hereinafter called the Tenth Supplemental Indenture); its Eleventh Supplemental Indenture, dated as of October 1, 1983 (hereinafter called the Eleventh Supplemental Indenture); its Twelfth Supplemental Indenture, dated as of January 1, 1984 (hereinafter called the Twelfth Supplemental Indenture); its Thirteenth Supplemental Indenture, dated as of December 1, 1991 (hereinafter called the Thirteenth Supplemental Indenture); its Fourteenth Supplemental Indenture, dated as of January 1, 1993 (hereinafter called the Fourteenth Supplemental Indenture); its Fifteenth Supplemental Indenture, dated as of March 1, 1993 (hereinafter called the Fifteenth Supplemental Indenture) and its Sixteenth Supplemental Indenture, dated as of May 1, 1993 (hereinafter called the Sixteenth Supplemental Indenture); and

           WHEREAS, the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth and Sixteenth Supplemental In-dentures were or are to be recorded in the official records of various counties in the states of Montana and Wyoming, which counties include or will include all counties in which this Seventeenth Supplemental Indenture is to be recorded; and

           WHEREAS, an instrument dated March 15, 1955 was executed by the Company--New Jersey appointing Karl R. Henrich as Co-Trustee in succession to said Arthur E. Burke, resigned, under the Mortgage and by Karl R. Henrich accepting the appointment as Co-Trustee under the Mortgage in succession to said Arthur E. Burke, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and


           WHEREAS, an instrument dated June 29, 1962 was executed by the Company appointing H. H. Gould as Co-Trustee in succession to said Karl R. Henrich, resigned, under the Mortgage and by H.
H. Gould accepting the appointment as Co-Trustee under the Mortgage in succession to said Karl R. Henrich, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and

           WHEREAS, an instrument dated June 22, 1973 was executed by the Company appointing R. Amundsen as Co-Trustee in succession to said H. H. Gould, resigned, under the Mortgage and by R. Amundsen accepting the appointment as Co-Trustee under the Mortgage in succession to said H. H. Gould, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and

           WHEREAS, an instrument dated July 1, 1986 was executed by the Company appointing P.J. Crowley as Co-Trustee in succession to said R. Amundsen, resigned, under the Mortgage and by P.J. Crowley accepting the appointment as Co-Trustee under the Mortgage in succession to said R. Amundsen, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and

           WHEREAS, in addition to the property described in the Mortgage, the Company has acquired certain other property, rights and interests in property; and

           WHEREAS, the Company--New Jersey or the Company has heretofore issued, in accordance with the provisions of the Mortgage, the following series of First Mortgage Bonds:

                                                             Principal
                                        Principal Amount      Amount
               Series                        Issued         Outstanding

2-7/8% Series due 1975 . . . . . . .     $  40,000,000         NONE
3-1/8% Series due 1984 . . . . . . .         6,000,000         NONE
4-1/2% Series due 1989 . . . . . . .        15,000,000         NONE
8-1/4% Series due 1974 . . . . . . .        30,000,000         NONE
7-1/2% Series due 2001 . . . . . . .        25,000,000      $25,000,000
8-5/8% Series due 2004 . . . . . . .        60,000,000         NONE
8-3/4% Series due 1981 . . . . . . .        30,000,000         NONE
9.60% Series due 2005. . . . . . . .        35,000,000         NONE
9.70% Series due 2005. . . . . . . .        65,000,000         NONE
9-7/8% Series due 2009 . . . . . . .        50,000,000         NONE
11-3/4% Series due 1993. . . . . . .        75,000,000         NONE
10/10-1/8% Series due 2004/2014. . .        80,000,000       80,000,000
8-1/8% Series due 2014 . . . . . . .        41,200,000         NONE
7.70% Series due 1999. . . . . . . .        55,000,000       55,000,000
8-1/4% Series due 2007 . . . . . . .        55,000,000       55,000,000
8.95% Series due 2022. . . . . . . .        50,000,000       50,000,000
Secured Medium-Term Notes. . . . . .        43,000,000       43,000,000
7% Series due 2005 . . . . . . . . .        50,000,000       50,000,000
6-1/8% Series due 2023 . . . . . . .        90,205,000       90,205,000


which bonds are also hereinafter sometimes called bonds of the First through Nineteenth Series, respectively; and

           WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Indenture as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Indenture; and

           WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the bene-fit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein or in any supplemental indenture or may (in lieu of establishment by Resolution as provided in Section 8 of the Mortgage) establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Indenture shall be situated; and

           WHEREAS, the Company now desires to create a new series of bonds and (pursuant to the provisions of Section 120 of the Mortgage) to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Indenture; and

           WHEREAS, the execution and delivery by the Company of this Seventeenth Supplemental Indenture, and the terms of the bonds of the Twentieth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors;

           NOW THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of $1.00 to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all the provisions of the Indenture (including any modification made as in the Mortgage provided) and of said bonds, and to confirm the lien of the Mortgage on certain after-acquired property, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto P.J. Crowley and (to the extent of its legal capacity to hold the same for the purposes hereof) to Morgan Guaranty Trust Company of New York, as Trustees under the Indenture, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all property, real, personal and mixed, of the kind or nature specifically mentioned in the Mortgage, as heretofore supplemented, or of any other kind or nature (whether or not located in the State of Montana), acquired by the Company after the date of the execution and delivery of the Mortgage, as heretofore supplemented (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of subsection
(I) of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, stor-ing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

           TOGETHER with all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

           IT IS HEREBY AGREED by the Company that, subject to the provisions of subsection (I) of Section 87 of the Mortgage, all the property, rights, and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Mort-gage, as supplemented, as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

           PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hy-pothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of the Mortgage, as supplemented, namely: (1) cash, shares of stock, bonds, notes and other obligations and other securities not specifically pledged, paid, deposited, delivered or held under the Mortgage, as supplemented, or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; all aircraft, tractors, rolling stock, trolley coaches, buses, motor coaches, automobiles, motor trucks, and other vehicles and materials and supplies held for the purpose of repairing or replacing (in whole or part) any of the same; (3) bills, notes and accounts receivable, judgments, demands and chooses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage, as supplemented, or covenanted so to be; the Company's contractual rights or other interest in or with respect to tires not owned by the Company;
(4) the last day of the term of any lease or leasehold which may be or become subject to the lien of the Mortgage, as supplemented; (5) electric energy, gas, steam, water, ice, and other materials or products generated, manufactured, produced, purchased or acquired by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties and all Gas and Oil Production Prop-erty, as defined in Section 4 of the Mortgage; (6) the Company's franchise to be a corporation; and (7) any property heretofore released pursuant to any provisions of the Indenture and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage, as supplemented, in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.

           TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto P.J. CROWLEY and (to the extent of its legal capacity to hold the same for the purposes hereof) unto MORGAN GUARANTY TRUST COMPANY OF
NEW YORK, as Trustees, and their successors and assigns forever.

           IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this Seventeenth Supplemental Indenture being supplemental thereto.

           AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to the Trustees, by the Mortgage as a part of the property therein stated to be conveyed.

           The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Indenture, as follows:



                               ARTICLE I

                       Twentieth Series of Bonds

           Section 1. There shall be a series of bonds designated "5.90% Series due 2023" (herein sometimes referred to as the "Twentieth Series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Twentieth Series shall mature on December 1, 2023, and shall be issued as fully registered bonds in denominations of Five Thousand Dollars and in any multiple or multiples of Five Thousand Dollars; they shall bear interest at the rate of 5.90% per annum, payable semiannually on June 1 and December 1 of each year; the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the Twentieth Series shall be dated as in Section 10 of the Mortgage provided.

           At the option of the registered owner, any bonds of the Twentieth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

           Bonds of the Twentieth Series shall not be transferable except to any successor trustee under the Indenture of Trust, dated as of December 1, 1993, of the City of Forsyth, Rosebud County, Montana (hereinafter referred to as the "Forsyth Indenture"), relating to the City of Forsyth, Rosebud County, Montana, Pollution Control Revenue Refunding Bonds (The Montana Power Company Colstrip Project) Series 1993B (hereinafter referred to as the "Forsyth Bonds"), any such transfer to be made (subject to the provisions of Section 12 of the Mortgage) at the office or agency of the Company in the Borough of Manhattan, The City of New York.

           Upon any exchange or transfer of bonds of the Twentieth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Twentieth Series.

           Upon the delivery of this Seventeenth Supplemental Indenture, bonds of the Twentieth Series in the aggregate principal amount of $80,000,000 are to be issued forthwith and will be Outstanding in addition to $25,000,000 aggregate principal amount of bonds of the Fifth series, $80,000,000 aggregate principal amount of bonds of the Twelfth Series, $55,000,000 aggregate principal amount of bonds of the Fourteenth Series, $55,000,000 aggregate principal amount of bonds of the Fifteenth Series, $50,000,000 aggregate principal amount of bonds of the Sixteenth Series, $43,000,000 aggregate principal amount of bonds of the Seventeenth Series, $50,000,000 aggregate principal amount of bonds of the Eighteenth Series and $90,205,000 aggregate principal amount of bonds of the Nineteenth Series Outstanding at the date of delivery of this Seventeenth Supplemental Indenture.

           (I) Upon the redemption, in whole or in part, of the Forsyth Bonds, pursuant to Section 3.01(c) of the Forsyth Indenture, bonds of the Twentieth Series shall be redeemed in whole or in like part, as the case may be. The Corporate Trustee may conclusively presume that no redemption of bonds of the Twentieth Series is required pursuant to this subdivision (I) unless and until it shall have received a written notice from the trustee under the Forsyth Indenture (hereinafter referred to as the "Forsyth Trustee"), signed by its President, a Vice President or a Trust Officer, stating that Forsyth Bonds are to be redeemed pursuant to Section 3.01(c) of the Forsyth Indenture (said notice is hereinafter referred to as the "Forsyth Redemption Demand"). The Forsyth Redemption Demand also shall state the date on which the Forsyth Bonds are to be redeemed, the principal amount of bonds of the Twentieth Series to be redeemed and that such amount is equal to the principal amount of the Forsyth Bonds to be redeemed and shall instruct the Corporate Trustee to call the stated principal amount of bonds of the Twentieth Series for redemption on the date on which the Forsyth Bonds are to be redeemed. The Forsyth Redemption Demand shall also contain a waiver of notice of such redemption by the Forsyth Trustee, as holder of all bonds of the Twentieth Series then Outstanding.
The Corporate Trustee may conclusively presume the statements contained in the Forsyth Redemption Demand to be correct. Redemption of bonds of the Twentieth Series shall be at the principal amount of the bonds to be redeemed together with the applicable accrued interest to the redemption date, and such amount shall become due and payable on the redemption date. The Company hereby covenants that, if a Forsyth Redemption Demand shall be delivered to the Corporate Trustee, the Company, subject to subdivision (II) of this Article I, will deposit, on or before the redemption date, with the Corporate Trustee, in accordance with Article X of the Mortgage, an amount in cash sufficient to redeem the bonds of the Twentieth Series so called for redemption.

           (II) All bonds of the Twentieth Series shall be issued and delivered to, and registered in the name of, the Forsyth Trustee (or, subject to Section 6.11 of the Forsyth Indenture, its nominee) in order to provide for the payment of the Company's obligation to make certain payments under the Loan Agreement, dated as of December 1, 1993, between the Company and the City of Forsyth, Rosebud County, Montana, relating to the Forsyth Bonds. The obligation of the Company to make payments with respect to the principal of and interest on bonds of the Twentieth Series shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, there shall be in the Bond Fund established pursuant to the Forsyth Indenture sufficient available funds to fully or partially pay the then due principal of and interest on the Forsyth Bonds. The Corporate Trustee may conclusively presume that the obligation of the Company to make payments with respect to the principal of and interest on bonds of the Twentieth Series shall have been fully satisfied and discharged unless and until the Corporate Trustee shall have received a written notice from the Forsyth Trustee, signed by its President, a Vice President or a Trust Officer, stating (i) that there are not sufficient available funds in such Bond Fund to make timely payment of the principal of or interest on the Forsyth Bonds, and
(ii) the amount of funds required to make such payment. The Corporate Trustee may conclusively presume the statements contained in any such notice to be correct.

                              ARTICLE II
                       Miscellaneous Provisions

           Section 2. Subject to the amendments provided for in this Seventeenth Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Seventeenth Supplemental Indenture, have the meanings spe-cified in the Mortgage, as heretofore supplemented.

           Section 3. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:

           The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventeenth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage shall apply to and form part of this Seventeenth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Seventeenth Supplemental Indenture.

           Section 4. Whenever in this Seventeenth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Seventeenth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees shall, subject as aforesaid, bind and inure to the respective benefits of the respective suc-cessors and assigns of such parties, whether so expressed or not.

           Section 5. Nothing in this Seventeenth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Indenture, any right, remedy or claim under or by reason of this Seventeenth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Seventeenth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Indenture.

           Section 6.  This Seventeenth Supplemental Indenture
shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

           IN WITNESS WHEREOF, THE MONTANA POWER COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Trust Officers, and its corporate seal to be attested by one of its Assistant Secretaries, and P.J. Crowley, for all like purposes, has hereunto set his hand and affixed his seal, as of the day and year first above written.

                                      THE MONTANA POWER COMPANY


                                      By:
                                                 Vice President
Attest:


           Assistant Secretary


Executed, sealed and delivered by
THE MONTANA POWER COMPANY in the presence of:





                                      MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK,
                                           as Corporate Trustee


                                      BY:
                                            Trust Officer
Attest:


           Assistant Secretary


                                            P.J. CROWLEY, as Co-
Trustee

Executed, sealed and delivered
by MORGAN GUARANTY TRUST COMPANY OF NEW
  YORK and P.J. CROWLEY in the presence of:

STATE OF MONTANA           )
                           )  ss.:
COUNTY OF SILVER BOW       )



           On this 10th day of December, in the year 1993, before me, Susan Hawke, a Notary Public in and for the State of Montana, personally came and appeared J. P. Pederson, to me known and known to me to be a Vice President of THE MONTANA POWER COMPANY, the corporation that executed the within instrument, and ac-knowledged to me that such corporation executed the same, and being by me duly sworn, did depose and say that he resides at 1829 Utah Avenue, Butte, Montana; that he is a Vice President of THE MONTANA POWER COMPANY, the corporation described in and which executed the within and above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

           IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year in this certificate first above written.





                                 Susan Hawke
                                 Notary Public, State of Montana
                                 Residing at Butte, Montana
                                 My Commission Expires June 1, 1996

STATE OF NEW YORK     )
                      )  ss.:
COUNTY OF NEW YORK    )



           On this 14th day of December, 1993, before me, Thomas
J. Courtney, a Notary Public in and for the State of New York, personally came and appeared Catherine F. Donohue, to me known and known to me to be a Trust Officer of MORGAN GUARANTY TRUST COMPANY OF NEW YORK, the corporation that executed the within instrument, and acknowledged to me that such corporation executed the same, and, being by me duly sworn, did depose and say that she resides at Bronxville, New York; that she is a Trust Officer of MORGAN GUARANTY TRUST COMPANY OF NEW YORK, the corporation de-scribed in and which executed the within and above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.

           IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year in this certificate first above written.




                                 Thomas J. Courtney
                                 Notary Public, State of New York
                                    No. 24-4996233
                                 Qualified in Kings County
                                 Commission Expires May 11, 1994

STATE OF NEW YORK     )
                      )  ss.:
COUNTY OF NEW YORK    )



           On this 14th day of December, in the year 1993, before me, Thomas J. Courtney, a Notary Public in and for the State of New York, personally came and appeared P.J. CROWLEY, known to me to be one of the persons described in and who executed the within and foregoing instrument, and whose name is subscribed thereto, and acknowledged to me that he executed the same.

           IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year in this certificate first above written.





                                 Thomas J. Courtney
                                 Notary Public, State of New York
                                    No. 24-4996233
                                 Qualified in Kings County
                                 Commission Expires May 11, 1994